SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: December 22, 2005
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

LIMELIGHT MEDIA GROUP, INC.
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a Certificate of Amendment (the “Amendment”) to our Articles of Incorporation filed with the Secretary of State of the State of Nevada on December 22, 2005, we effected (i) a change in our corporate name to “Impart Media Group, Inc.”, (ii) a reverse stock split (the “Reverse Split”) of our common stock, par value $.001 per share (the “Common Stock”), whereby every twenty (20) shares of outstanding Common Stock were exchanged for one (1) new share of Common Stock, (iii) a decrease in the number of authorized shares of Common Stock from 250,000,000 to 100,000,000 and (iv) the authorization of 25,000,000 shares of “blank check” preferred stock, par value $.001 per share. The Amendment was previously disclosed in a Definitive Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed with the Securities and Exchange Commission on November 18, 2005. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01	Other Events.

On December 22, 2005, we issued a press release announcing (i) the filing of the Amendment and the changes effected thereby, (ii) a change in the CUSIP number for our Common Stock and (iii) a change in the ticker symbol under which our Common Stock trades on NASDAQ’s “Over-the-Counter” Bulletin Board. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

3.1	Certificate of Amendment to the Articles of Incorporation effective as of December 22, 2005.

99.1	Press release of Impart Media Group, Inc., dated December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: December 22, 2005	By:	/s/David V. Lott
Name: David V. Lott
Title: Chief Executive Officer

EXHIBIT INDEX

Number	Documents

3.1	Certificate of Amendment to the Articles of Incorporation effective as of December 22, 2005.

99.1	Press release of Impart Media Group, Inc., dated December 22, 2005.